Exhibit 10.1

                                                               10/3/95







                                      LEASE

                             Dated: October 23, 1995


                                     BETWEEN

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                       AND


                               THERMO VOLTEK CORP.
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                                    ARTICLE I

                        SUMMARY OF BASIC LEASE PROVISIONS


        1.1  BASIC DATA.                                            1
        1.2  DEFINITIONS.                                           2

                                   ARTICLE II

                             DESCRIPTION OF PREMISES
                         AND APPURTENANT TENANT RIGHTS;
                                NET RENTABLE AREA

        2.1  LOCATION OF PREMISES.                                  3
        2.2  APPURTENANT TENANT RIGHTS AND RESERVATIONS.            3

                                   ARTICLE III

                           TERM OF LEASE; CONSTRUCTION

        3.1  COMMENCEMENT DATE.                                     5
        3.2  INITIAL CONSTRUCTION.                                  6
        3.3  LANDLORD'S CONSTRUCTION CONTRIBUTION.                  7
        3.4  INTENTIONALLY OMITTED.                                 7
        3.5  INTENTIONALLY OMITTED.                                 7
        3.6  INTENTIONALLY OMITTED.                                 7
        3.7  INTENTIONALLY OMITTED.                                 7

                                   ARTICLE IV

                                      RENT

        4.1  RENT.                                                  7
        4.2  BASE RENT.                                             8

                                    ARTICLE V

                                 USE OF PREMISES

        5.1  PERMITTED USE.                                         8
        5.2  ALTERATIONS.                                           11

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

        6.1  PROHIBITION.                                           12
        6.2  ACCEPTANCE OF RENT FROM TRANSFEREE.                    13
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                                   ARTICLE VII

                           RESPONSIBILITY FOR REPAIRS

        7.1  REPAIRS.                                               13

                                  ARTICLE VIII

                      SERVICES TO BE FURNISHED BY LANDLORD

        8.1  LANDLORD SERVICES.                                     17
        8.2  CAUSES BEYOND CONTROL OF LANDLORD.                     17

                                   ARTICLE IX

                   REAL ESTATE AND OTHER TAXES; OTHER EXPENSES

        9.1  LANDLORD TO PAY REAL ESTATE TAXES.                     17
        9.2  TENANT'S SHARE OF REAL ESTATE TAXES.                   18

                                    ARTICLE X

                                 OPERATING COSTS

        10.1 TENANT'S SHARE OF OPERATING COSTS.                     20

                                   ARTICLE XI

                                    INDEMNITY

        11.1 TENANT'S INDEMNITY.                                    23
        11.2 TENANT'S RISK.                                         24
        11.3 INJURY CAUSED BY THIRD PARTIES.                        24

                                   ARTICLE XII

                          LANDLORD'S ACCESS TO PREMISES

        12.1 LANDLORD'S RIGHT OF ACCESS.                            24
        12.2 ACCESS DURING THE LAST MONTH OF TERM.                  25

                                  ARTICLE XIII

                                    CASUALTY

        13.1 DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL        25
                  DAMAGE".
        13.2 PARTIAL DAMAGE.                                        26
        13.3 SUBSTANTIAL DAMAGE.                                    26
        13.4 ABATEMENT OF RENT.                                     27
        13.5 MISCELLANEOUS.                                         27

                                   ARTICLE XIV

                                 EMINENT DOMAIN

        14.1 RIGHTS OF TERMINATION FOR TAKING.                      28
        14.2 PAYMENT OF AWARD.                                      29
        14.3 ABATEMENT OF RENT.                                     29
        14.4 MISCELLANEOUS.                                         29PAGE
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                                   ARTICLE XV

                                    INSURANCE

        15.1 PUBLIC LIABILITY AND PROPERTY INSURANCE.               30
        15.2 NON-SUBROGATION.                                       31
        15.3 EXTRA HAZARDOUS USE.                                   31

                                   ARTICLE XVI

                                     DEFAULT

        16.1 TENANT'S DEFAULT.                                      33
        16.2 REMEDIES UPON DEFAULT.                                 35
        16.3 DAMAGES UPON TERMINATION.                              35
        16.4 COMPUTATION OF RENT FOR PURPOSES OF DEFAULT.           36
        16.5      RIGHTS OF LANDLORD IN BANKRUPTCY.                 37

                                  ARTICLE XVII

        MISCELLANEOUS PROVISIONS

        17.1 WAIVER.                                                37
        17.2 COVENANT OF QUIET ENJOYMENT.                           38
        17.3 NO PERSONAL LIABILITY OF LANDLORD.                     38
        17.4 NOTICE TO MORTGAGEE AND GROUND LESSOR;                 38
                  OPPORTUNITY TO CURE.
        17.5 NO BROKERAGE.                                          39
        17.6 INVALIDITY OF PARTICULAR PROVISIONS.                   39
        17.7 PROVISIONS BINDING, ETC.                               40
        17.8 RECORDING.                                             40
        17.9 NOTICES.                                               40
        17.10     WHEN LEASE BECOMES BINDING.                       41
        17.11     PARAGRAPH HEADINGS.                               41
        17.12     RIGHTS OF MORTGAGEE.                              41
        17.13     STATUS REPORT; MODIFICATION.                      42
        17.14     INTENTIONALLY OMITTED.                            43
        17.15     SELF-HELP.                                        43
        17.16     RELIEF LIMITED.                                   43
        17.17     HOLDING OVER.                                     43
        17.18     CERTIFICATE.                                      44
        17.19     LATE PAYMENT.                                     44
        17.20     OPTION TO EXTEND.                                 44
        17.21     RIGHT OF FIRST OFFER.                             46
        17.22     LANDLORD'S WARRANTIES.                            46
        17.23     TENANT'S RIGHT TO CONTEST.                        47
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                             ENUMERATION OF EXHIBITS.



        Exhibit A:     Plan showing the Premises.

        Exhibit B:     Description of Lot.

        Exhibit B-1:   Parking Plan

        Exhibit C:     Rules and Regulations.

        Exhibit D:     Site Plan.

        Exhibit E:     Tenant's Work.

        Exhibit F:     List of Tenant's Hazardous Materials

        Exhibit G:     Clerk's Certificate
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                                      LEASE

             This instrument is an Indenture of Lease between John Hancock Mutual Life Insurance Company, a Massachusetts corporation ("the Landlord") and Thermo Voltek Corp., a Delaware corporation ("the Tenant").

             The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                        SUMMARY OF BASIC LEASE PROVISIONS

        1.1  BASIC DATA.

        Date:                    October 23, 1995

        Landlord:                John Hancock Mutual Life Insurance
                                 Company

        Present Mailing          The Real Estate Investment Group
        Address of Landlord:     200 Berkeley Street
                                 P.O. Box 111
                                 Boston, Massachusetts 02117

        Tenant:   Thermo Voltek Corp.

        Present Mailing          260 Fordham Road
        Address of Tenant:       Wilmington, MA 01887

        Leased Premises:         Premises in the building known as
                                 847 Rogers Street, Lowell, Massachusetts as shown on Exhibits A-1 and A-2
                                 (collectively, "Exhibit A").

        Rentable Area of
        Leased Premises:         40,757 rentable square feet.

        Rentable Area of
        Building:                54,832 square feet.

        Lease Term:              60 calendar months (plus the partial
                                 month, if any, immediately following the Commencement Date).

        Term Commencement
        Date:                    December 1, 1995

        Base Rent:               See Section 4.2 herein

        Security Deposit:        N/A
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        Guarantor of The Tenant's
        Obligations:        N/A

        The Tenant's Proportionate
        Share:              74.33%

        Option to Extend:   One (1) option to extend for a period of five
        (5) years as more particularly set forth in Section 17.20.

        Right of First
        Refusal:  See Section 17.21.


        1.2 DEFINITIONS.

             As used in this Lease.  The terms defined in this Section
        1.2 shall have the following meanings:

             Broker: Meredith & Grew, Inc., 160 Federal Street, Boston, Massachusetts 02110-1701.

             Building:  as defined in Section 2.1.

             Building Manager: means Meredith & Grew, Inc., 160 Federal Street, Boston, Massachusetts 02110-1701, or such other managing agent as may be designated by the Landlord.

             Lease: means this lease agreement including all of its Exhibits as executed and delivered, as amended from time to time pursuant to the terms hereof.

             Lease Year:  as defined in Section 10.1(b).

             Lot: means the land area described in Exhibit B, subject to minor adjustments by the Landlord from time to time during the Lease Term.

             Operating Costs:  as defined in Section 10.1(a).

             Operation:  as defined in Section 10.1(b)(1).

             Partial Lease Year:  as defined in Section 10.1(b).

             Partial damage:  as defined in Section 13.1.

             Permitted Use: office, research and development, light manufacturing, and, as ancillary uses comprising no more than half of the space in the Premises, wholesale showroom, warehouse and distribution (all as and to the extent permitted by applicable law).

             Premises:  as defined in Section 2.1.

             Property:  The Building and the Lot.
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             Rules and Regulations:  as set forth in Exhibit C and as the same may be reasonably amended by the Landlord from time to time (subject to Section 2.2).

             Substantial Damage:  as defined in Section 13.1.

             Taxes:  as defined in Section 9.1.
                                    ARTICLE II

                             DESCRIPTION OF PREMISES
                AND APPURTENANT TENANT RIGHTS; NET RENTABLE AREA

        2.1 LOCATION OF PREMISES.

             The Landlord hereby leases to the Tenant, and the Tenant hereby accepts from the Landlord, the premises (the "Premises") identified on Exhibit A in the Landlord's building (the "Building") located on land owned by the Landlord and more particularly described in Exhibit B (the "Lot"), known as and numbered 847 Rogers Street, Lowell, Massachusetts. Nothing in Exhibit A shall be treated as a representation that the Premises (other than the Rentable Area thereof described in Section 1.1.) shall be precisely of the dimensions or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout of the Premises.

        2.2  APPURTENANT TENANT RIGHTS AND RESERVATIONS.

             The Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto: (a) the common facilities included in the Building or Lot, including common bathrooms, walkways, driveways, loading areas and ramps; and (b) the pipes, ducts, conduits, wires and appurtenant equipment serving the Premises. The Tenant shall further have, as appurtenant to the Premises, the right to use eleven (11) parking spaces designated for the Tenant's exclusive use in the parking rows situated adjacent to the southeastern side of the Building and across the driveway adjacent to the pond, as shown on Exhibit B-1. The Tenant shall also have the right to use an additional undesignated 132 parking spaces, of which 114 are located on the Lot, and 18 are located within the easement area described in an Access and Parking Easement dated December 10, 1984, recorded with the Middlesex North Registry of Deeds in Book 2914, Page 256 ("Parking Easement"). The Landlord agrees to comply with the terms and conditions of the Parking Easement and not to apply for or seek to obtain a variance (as contemplated by Paragraph 4 of the Parking Easement) or otherwise consent to a reduction in or relocation of the easement area. If the Parking Easement were to terminate in accordance with its terms, the Landlord shall use reasonable efforts to replace the lost spaces by expansion of the parking area on the Lot, but shall not be deemed to be in default hereunder as a result of such termination or Landlord's inability, after use of such reasonable efforts, to
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        fully replace the lost spaces on the Lot.  "Reasonable efforts", for the purpose of the immediately preceeding sentence, shall consist of the construction of additional parking areas on the Lot to the extent permitted by applicable law, and, if necessary to create such additional parking, the Landlord's expenditure of diligent and reasonable efforts to obtain the appropriate permits, all at the Landlord's sole cost and expense, provided that the Landlord shall not be deemed to be in default hereunder if the Landlord is unable to obtain the required permits after the expenditure of such diligent and reasonable efforts to do so. If the Landlord constructs the additional spaces on the Lot, the Landlord shall have no further obligation to enforce the Parking Easement, to the extent of the new spaces so provided. The Landlord agrees to use diligent and reasonable efforts, at Landlord's sole cost and expense, to enforce the parking rights of the Tenant hereunder, both on the Lot and in the easement area, upon written notice from the Tenant that others are encroaching upon such rights. Such rights shall always be subject to the Rules and Regulations set forth in Exhibit C attached hereto and incorporated herein by reference, as the same may be reasonably amended by the Landlord from time to time with notice to the Tenant and such other reasonable rules and regulations from time to time established by the Landlord by suitable notice, and to the right of the Landlord to designate and change from time to time areas and facilities so to be used (subject to the same conditions set forth in clauses (i) through (iv) below). Notwithstanding anything to the contrary contained in this Lease, all rules and regulations shall be reasonable, non-discriminatory, and of general application to all tenants in the Building. The Landlord reserves the right from time to time, and at the Landlord's sole discretion, to alter, reduce or redesign the parking area, to temporarily close portions of the parking area, or to relocate the ingress and egress to and from the parking area and Building provided (i) such actions by the Landlord do not adversely interfere with the Tenant's possessions and/or use of the Leased Premises or other rights afforded to the Tenant under the provisions of this Lease, (ii) Landlord shall provide Tenant with reasonable prior notice as to any such activities, (iii) Landlord shall use all reasonable efforts to minimize the impact of any such activities on Tenant's rights hereunder, and (iv) the Tenant's number of parking spaces shall remain unchanged, and the adequacy of access thereto shall not be materially adversely affected. Notwithstanding any supervision or control over any parking area on the Lot or Building which the Landlord may undertake pursuant to this Lease or otherwise, the Tenant acknowledges and agrees that the Landlord shall not be responsible or obligated hereunder to furnish any security or security services to any parking area, provided, however, that the Landlord agrees to keep all parking areas on the Lot well-lighted, provided that the Landlord has been notified as to any non-functioning lighting.

             Not included in the Premises are the roof and all exterior perimeter walls of the space identified in Exhibit A, except the
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        inner surfaces thereof and the loading dock doors, interior doors and windows. The Tenant agrees that the Landlord shall have the right to place in the Premises (above the ceiling, beneath the floor or inside the walls, and otherwise in such manner as not unreasonably to interfere with the Tenant's use of the Premises) utility lines, telecommunication lines, shafts, pipes and the like, for the use and benefit of the Landlord and other tenants in the Building, and to replace and maintain and repair such lines, shafts, pipes and the like, in, over and upon the Premises. Such lines, shafts, pipes and the like, shall not be deemed part of the Premises under this Lease.

             The Landlord hereby agrees that the Tenant may apply to the City of Lowell, at any time and from time to time during the term, for a special permit or variance to permit the Tenant to expand its light manufacturing activities in the Premises in excess of that currently permitted in the B-2 zoning district in which the Premises are located (the "Manufacturing Relief"), if required for the Tenant's business purposes. The Tenant shall be responsible for the pursuit of the Manufacturing Relief, provided that the Landlord shall cooperate with the Tenant in such proceedings, and shall contribute one-half (1/2) of reasonable third party costs incurred by the Tenant in such proceedings, up to a maximum contribution during the lease term of Ten Thousand ($10,000) Dollars. If the Tenant is unable to obtain the Manufacturing Relief, this Lease shall remain in full force and effect in accordance with its terms, and, without limitation of the foregoing, the Tenant shall have no right of termination of this Lease in such event.
                                   ARTICLE III
                           TERM OF LEASE; CONSTRUCTION

        3.1  COMMENCEMENT DATE.

             The Term of this Lease shall be the period specified in
        Section 1.1 hereof as the "Lease Term".

             The Tenant shall, in all events, be treated as having commenced beneficial use of the Premises when it begins to move into the Premises furniture and equipment for its regular business operations.

             As soon as may be convenient after the Commencement Date, the Landlord and the Tenant agree to join with each other in the execution, in recordable form, of a written declaration in which the Commencement Date and specified term of this Lease shall be stated.

             Notwithstanding the foregoing, it is understood and agreed that the Tenant shall have the right to gain access to the Premises upon execution of this Lease for the purpose of performing the work described in Exhibit E hereto ("Tenant's Work"). The Tenant's occupancy prior to the Commencement Date shall be subject to all applicable terms of this Lease except
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        that the obligation for payment of Base Rent, additional rent and all other charges under this Lease (other than the utility charges and other costs payable by the Tenant under Section
        4.1(d) below) shall not begin until the Commencement Date). The Tenant shall deliver to the Landlord certificates evidencing the insurance required hereunder prior to such occupancy.

        3.2  INITIAL CONSTRUCTION.

             The Landlord shall deliver the Premises to the Tenant on the Commencement Date broom clean but otherwise "AS IS" as to condition and layout, except that prior to the Commencement Date, the Landlord shall perform such necessary repairs as are required to ensure that all base building systems are in good operating condition, except for the Tenant's Work set forth on Exhibit E, which has been approved by the Landlord. The Landlord agrees that the Landlord shall be responsible, at its sole cost and expense, for alterations or additions required to cause the common areas of the Building to conform with all applicable requirements of the Americans with Disabilities Act ("ADA"). Landlord agrees to use best efforts to complete those items identified as Priority 1 and Priority 2 in a report entitled "ADA Survey" dated October 19, 1992, revised January 19, 1993, prepared by DuBose Associates, by December 31, 1995. Notwithstanding the foregoing, Landlord shall not be obligated to perform the work in said report regarding the stairway, stairwell and risers unless and until required by a governmental agency; if so required, Landlord shall perform such work at its sole cost and expense. The Landlord shall provide the Tenant with its written confirmation of completion of such items when the work has been performed. The Landlord and the Tenant shall mutually cooperate and consult with each other with respect to the scheduling of work in the Premises so as to minimize the impact of each upon the other. The Tenant shall be responsible for alterations or additions within the Premises required to cause the same to conform with all applicable requirements of the ADA. All changes and additions shall be part of the Building, except such items as by writing at the time of approval the parties agree shall be removed by the Tenant on termination of this Lease, or the Landlord agrees that the Tenant may then elect to remove or leave.

        3.3  THE LANDLORD'S CONSTRUCTION CONTRIBUTION.

             The Landlord shall pay to the Tenant the sum of $40,000, advanced on a monthly basis after the date hereof against requisitions with attached invoices for work performed and expenses incurred by the Tenant for the Tenant's Work in accordance with Exhibit E. Such payments shall be made by Landlord within thirty (30) days after each requisition therefor.

        3.4  INTENTIONALLY OMITTED.

        3.5  INTENTIONALLY OMITTED.
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        3.6  INTENTIONALLY OMITTED.

        3.7  INTENTIONALLY OMITTED.

                                   ARTICLE IV
                                      RENT
        4.1 RENT.

             The Base Rent (specified in Section 1.1 hereof) and any additional rent or other charges payable pursuant to this Lease (collectively, or individually, "Rent") shall be payable by the Tenant to the Landlord at the Landlord's mailing address or such other place as the Landlord may from time to time designate by notice to the Tenant without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided for in this Lease.

             a) The Rent shall be payable in advance on the first day of each and every calendar month during the term of this Lease, commencing on December 1, 1995.

             b) Rent for any partial month shall be paid by the Tenant to the Landlord at such rate on a pro rata basis. Other charges payable by the Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

             c) Rent, additional rent and any other sums due hereunder not paid within five (5) days after the date due shall, from and after the second such occurrence, bear interest at the prime commercial rate of interest charged by Bank of Boston plus two (2%) percent (or at any lesser maximum legally permissible rate), calculated on the basis of a 365-day year for the actual number of days elapsed, from the due date until paid.

             d) The Tenant shall pay all utility costs and any incremental increase in Operating Costs to the extent due to its activities at the Premises (such as, for example, additional cleaning, security, repair or management costs to the extent occasioned by Tenant's work) during the time period between lease execution and the Commencement Date. It is understood and agreed that no Base Rent or other charges, except as specifically set forth herein, shall be payable with respect to such period.

        4.2  BASE RENT

             Base Rent for the Commencement Date through May 31, 1998 shall be at a monthly rate of $15,283.88 ($4.50 per rentable square foot). Base rent for June 1, 1998 through November 30, 2000 shall be at a monthly rate of $16,132.98 ($4.75 per rentable square foot).

                                    ARTICLE V
                                 USE OF PREMISES
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        5.1  PERMITTED USE.

             The Tenant agrees that the Premises shall be used and occupied by the Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

             The Tenant further agrees to conform to the following provisions during the entire term of this Lease:

             a) With the exception of one sign placed on a mutually acceptable corner of the exterior of the Building and subject to the Landlord's reasonable review and approval and conformance with all applicable zoning codes, the Tenant will not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any signs, symbols, advertisement or the like visible to public view outside of the Premises without the prior consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Without limitation, lettering on windows is expressly prohibited. Notwithstanding anything to the contrary contained herein, the Tenant shall have the right to place lettering identifying the Tenant's business on the doors to the Premises, subject to the Landlord's reasonable approval of the size and appearance of such lettering.

             b) The Tenant, at its expense, shall comply with all rules, ordinances, orders, regulations and requirements of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions and governing insurance rating bureaus; and shall not do or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by any governmental authority, Board of Fire Underwriters or any other similar body having jurisdiction, or insurance rating bureau; and shall keep the Premises equipped with all safety appliances or equipment required by any governmental authority, Board of Fire Underwriters or other similar body or governing insurance rating bureau by reason of the Tenant's particular use of the Premises or the location of partitions, trade fixtures or other contents of the Premises (provided that the Landlord shall furnish the sprinklers and fire alarm monitoring equipment related thereto serving the Premises); and shall procure all licenses, permits or other approvals required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use of the Premises;

             c)   The Tenant, at its expense, shall comply with all
        rules, ordinances, orders, permit conditions and regulations of governmental authorities now or hereafter in force and with any lawful direction of any public officer, in each case to the extent the same are applicable to the Premises or the use, maintenance, occupation or alteration thereof, including, but not
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        limited to, the Americans With Disabilities Act.  Notwithstanding
        anything to the contrary contained in this Lease, the Landlord shall undertake, at the Landlord's sole cost and expense, all repairs, alterations, additions and replacements required by any rule, ordinance, order, permit, condition or regulation of any governmental authority or by lawful direction of any public officer of (i) the roof, structural or exterior portions, foundation, floorslab, loadbearing interior walls or steel frame of the Building, and (ii) those items, the expense of which is properly chargeable to "capital account" under generally accepted accounting principles consistently applied ("GAAP")
        (individually, a "Capital Improvement", and collectively, "Capital Improvements"), except for (x) Capital Improvements required as a result of a change in law after the date of this Lease (except the ADA, as in effect as of the date of this Lease), and (y) Capital Improvements to the extent required as a result of any Tenant alterations or additions to the Premises.
        The foregoing item (x) shall be reimbursed as an Operating Cost in accordance with Article X below; item (y) shall be reimbursed by Tenant to Landlord within thirty (30) days of billing therefor. If the Tenant receives notice of any violation of law, ordinance, order, permit conditions or regulation applicable to the Premises or the use and maintenance thereof, it shall give prompt written notice thereof to the Landlord;

             d) The Tenant shall not place a load upon any floor of the Premises exceeding 250 pounds per square foot, live load, on the first floor of the Premises, and 125 pounds per square foot, live load, on the second floor of the Premises. The Tenant shall not move any safes or heavy objects in or out of the Building without prior notice to the Landlord, or in violation of the foregoing standards;

             e) The Tenant shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant in the Building, nor, without limiting the generality of the foregoing, shall the Tenant make any unusual noises in the Building, cause or permit any offensive odors to be produced upon the Premises, or use any apparatus, machinery or device in or about the Premises which shall cause any damage to the Building or the Premises or any vibration outside of the Premises;

             f) The electricity furnished to the Premises shall be separately metered. The Tenant shall pay directly to the supplier of electricity, within thirty (30) days of invoice therefor, the entire cost of such electricity consumed in the Premises. There shall be available to the Premises at all times during the Term, as the same may be extended, no less than 900 amperes of electricity with a minimum voltage of 277/480 volt (120/208 volt transformed). Prior to the Commencement Date, the Landlord shall disconnect from the electrical panels located in the Premises any and all electrical conduits supplying
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        electricity to any portion of the Building outside of the
        Premises. It is expressly understood and agreed that all electrical panels and transformers within the Premises (including without limitation those located in the electrical room on the first floor of the Premises) shall not be relocated and shall be made available for the Tenant's exclusive use. The Tenant shall not, without the Landlord's written consent in each instance, connect to the electrical distribution system any fixtures, appliances or equipment which exceed the foregoing capacities;

             g) The Tenant shall comply and shall cause its employees, agents and invitees to comply with the Rules and Regulations of the Building as set forth in Exhibit C and such reasonable changes therein and other reasonable rules and regulations as the Landlord shall from time to time establish by notice to the Tenant for the proper regulation of the Building and the Lot, provided that such amended or additional rules and regulations shall be non-discriminatory and of general application to all the tenants in the Building;

        5.2  ALTERATIONS.

             The Tenant shall not redecorate or make alterations, additions or improvements to the Premises, except with the prior written consent of the Landlord, not to be unreasonably withheld or delayed. The Landlord's failure to either approve or deny any written request by the Tenant to make alterations, additions or improvements for which the Landlord's consent is required under this Section 5.2, within thirty (30) days after receipt thereof, shall be deemed approval. Notwithstanding the foregoing, the Tenant shall have the right, without the Landlord's consent, to make any non-structural, interior alteration, addition or improvement to the Premises which (a) does not affect Building systems, and (b) has a cost of less than $25,000.

             All alterations, additions and improvements made by the Tenant to the Premises shall remain therein and, at the termination of the Lease, shall be surrendered as a part thereof, except for moveable trade fixtures and equipment (as distinguished from leasehold improvements) installed prior to or during the term of this Lease at the Tenant's sole cost. Such trade fixtures and equipment may be removed by the Tenant if the Tenant is not then in default hereunder and if such removal shall not result in permanent damage to the Premises or the Building. The Tenant shall remove such trade fixtures and equipment at the termination of the Lease if requested to do so by the Landlord. The Tenant shall at its expense promptly repair any and all damage to the Premises or the Building resulting from any removal of such fixtures and equipment.

             Any personal property which shall remain in the Building or on the Premises after the expiration or earlier termination of the Lease shall conclusively be deemed to have been abandoned by the Tenant, and either may be retained by the Landlord as its own
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        property or may be disposed of by  sale, storage or otherwise as the Landlord shall see fit, all at the Tenant's expense. Notwithstanding the foregoing, the Tenant will, upon request of the Landlord after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property, or if any part of such personal property shall be sold, the Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of sale, the costs of moving and storage, any arrears of Rent, additional rent or other charges payable hereunder or any damages to which the Landlord may be entitled.

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

        6.1  PROHIBITION.

             Notwithstanding any other provisions of this Lease, the Tenant shall not assign or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) or allow any other person to occupy the whole or any part of the Premises, without, in each instance, the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed (provided that the Landlord's evaluation of the same shall not be limited to financial matters). The Landlord's failure to either approve or deny any written request by the Tenant to assign or sublet for which the Landlord's consent is required under this Section 6.1, within thirty (30) days after receipt thereof, shall be deemed approval. This prohibition includes any assignment, subletting or other transfer which would occur by operation of law, reorganization, acquisition, transfer or other change of the Tenant's corporate or proprietary structure, including a change in the partners of any partnership, and the sale, pledge or other transfer of any of the issued and outstanding capital stock of any corporate tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market). Notwithstanding anything to the contrary contained herein, the Tenant shall have the right to assign this Lease, without the Landlord's consent, (a) to a parent, or majority owned subsidiary or affiliate, of the Tenant,
        (b) in connection with a merger or consolidation of the Tenant, or (c) in connection with a sale of substantially all of the assets of the Tenant (each of (a), (b) and (c) being referenced herein as an "Affiliated Tenant"), provided that in all such events the successor has a net worth at least equal to the net worth of the Tenant as of the date hereof.

             In any case, where the Landlord shall consent to such assignment, other transfer or subletting, and those cases in which consent is not required, the Tenant originally named herein shall remain fully liable for the Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and
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        other amounts provided under this Lease, and the Tenant also hereby agrees to pay to the Landlord, within fifteen (15) days of billing therefor, all reasonable legal fees (not to exceed $1,000.00) incurred by the Landlord in connection with reviewing and approving any such assignment, other transfer or subletting. The Tenant shall give written notice to the Landlord of the terms of any such proposed assignment or sublease and the Landlord shall be entitled to fifty percent (50%) of all net profits from any such sublease or assignment as and when collected. Net profit shall be calculated by first allowing the Tenant to recover any actual construction inducement given to the subtenant or assignee, and any commercially reasonable legal expenses, third-party brokerage commissions, or rent concessions. No net profit shall be payable in connection with an assignment or subletting to an Affiliated Tenant. It shall be a condition of the validity of any permitted assignment or other transfer or subletting that the assignee or transferee or sublessee agree directly with the Landlord, in form reasonably satisfactory to the Landlord, to be bound by all the Tenant obligations hereunder, including, without limitation, the obligation to pay rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

        6.2  ACCEPTANCE OF RENT FROM TRANSFEREE.

             The acceptance by the Landlord of the payment of Rent, additional rent or other charges following an assignment, subletting or other transfer prohibited by this Article VI shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.

                                   ARTICLE VII

                           RESPONSIBILITY FOR REPAIRS

        7.1 REPAIRS.

             From and after the date that possession of the Premises is delivered to the Tenant and until the end of the Lease Term, the Tenant shall keep the interior, non-structural elements of the Premises in good order, condition and repair, reasonable wear and tear and damage by casualty or taking only excepted; and the Tenant shall surrender the Premises at the end of the Lease Term in such condition. Notwithstanding the foregoing, the Tenant's repair obligation hereunder prior to the Commencement Date shall be limited to the repair of any damage caused by the Tenant or its agents while installing the Tenant Work. In no event shall the Tenant be obligated to make any repairs or replacements (i) which are required as the result of the negligence or willful misconduct of the Landlord, its agents, employees, representatives or contractors, or the failure of the Landlord to perform any of its obligations under this Lease, or (ii) which
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        would constitute a Capital Improvement (as defined and subject to the exclusions set forth in Section 5.1(c) above), all of which repairs and replacements shall be made by the Landlord at the Landlord's sole cost and expense. Without limitation of the foregoing, the Landlord shall be responsible at the Landlord's expense for the capital replacement of the HVAC system serving the Premises. Except as may be provided in Articles XIII and XIV and subject to reimbursement pursuant to Article X, the Landlord agrees to keep in good order, condition and repair the roof, foundation, floorslab, loadbearing interior walls, steel frame, structural and exterior portions of the Building and all utility lines, HVAC systems, pipes, plumbing and electrical wiring of the Building outside of the Premises and inside of the Premises to the extent not exclusively serving the Premises, except any condition caused by the negligence, willful misconduct or failure to comply with this Lease of the Tenant or any contractor of the Tenant or any party for whose conduct the Tenant is responsible. Subject to reimbursement as provided in Article X, the Landlord shall also be responsible for the repair and maintenance of the HVAC equipment and sprinkler system serving the Premises.
        Without limitation, the Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Lease, and the Landlord shall not be liable for any failure to make such repairs unless the Tenant has given notice to the Landlord of the need to make such repairs and the Landlord has failed to commence to make such repairs within a reasonable time thereafter. Notwithstanding the foregoing, prior to the Commencement Date, the Landlord shall perform at the Landlord's expense such necessary repairs as are required to ensure that the HVAC equipment, fire alarm monitoring system and sprinkler system are in good working order and to ensure that the existing electrical and plumbing systems are in good working order. The Landlord shall make all such repairs and replacements without, to the extent practicable, interfering with the conduct of the Tenant's business. If during such repairs or replacements, the Premises are wholly or substantially unsuitable for the conduct of the Permitted Uses by the Tenant for more than a ten-day period, there shall be an equitable abatement of Rent payable after said ten-day period until the repairs or replacements have been completed.

             In addition to the requirements of Section 3.2 herein, whenever the Tenant shall make repairs, alterations, decorations, additions, removals, or improvements (including the installation of any equipment other than normal light business office equipment) in or to the Premises:

             a) No material or equipment shall be incorporated in or added to the Premises in connection with any such repair, alteration, decoration, addition, removal or improvement which is subject to or claimed to be subject to any lien, charge, mortgage, or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement other than personal property. Any mechanic's or
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        materialmen's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to the Tenant, shall be immediately discharged by the Tenant, at the Tenant's expense, by filing the bond required by law or otherwise. If the Tenant fails so to discharge any lien, the Landlord may do so at the Tenant's expense and the Tenant shall reimburse the Landlord for all expenses and costs incurred by the Landlord in so doing immediately after rendition of a bill therefor by the Landlord to the Tenant.

             b) All installations or work done by or for the Tenant shall be at its own expense and shall at all times comply with
        (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof: (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) with respect only to alterations, additions or improvements for which the Landlord's consent is required hereunder, plans and specifications (which shall be prepared by and at the expense of the Tenant) theretofore submitted to and approved in writing by the Landlord, such approval not to be unreasonably withheld.

             c) The Tenant shall procure all necessary permits before undertaking any work in the Premises and shall do all such work in a good and workmanlike manner, employing new materials of good quality and shall defend, save harmless, exonerate and indemnify the Landlord from all injury, loss or damage to any person or property to the extent occasioned by such work. The Tenant shall cause contractors employed by the Tenant to carry and maintain in force during the continuance of any work being performed for the Tenant Worker's Compensation Insurance in accordance with statutory requirements and Comprehensive Public Liability Insurance and Automobile Liability Insurance covering such contractors on or about the Premises in amounts reasonably acceptable to the Landlord and to submit certificates evidencing such coverage to the Landlord prior to the commencement of such work.

             d) The Tenant shall not, at any time prior to or during the Term of this Lease, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any repair work or the making of any alteration, improvements or additions or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by the Landlord, the Tenant or others. In the event of any such interference or conflict, the Tenant, upon demand of the Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.
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             e)   The Landlord shall obtain at the Tenant's expense and
        maintain in force at all times during the term hereof an annual service agreement at a competitive rate with a reputable contractor to ensure that the HVAC equipment exclusively servicing the Premises is properly maintained (or, if such service is provided for the entire Building, the Tenant shall pay the Tenant's Proportionate Share thereof).

             f) The Tenant shall not be deemed to be in default under this Lease due to the Tenant's failure to perform its obligations under this Section 7.1 if such failure is occasioned by causes beyond its control, including without limitation, labor disputes, breakdowns, accident, order or regulation by or of any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees to perform such obligations, provided that the Tenant in no event shall be excused from the payment and performance of all of its other obligations under this Lease during such period, including without limitation, its obligation to make timely payment of all Rent hereunder.

                                   ARTICLE VIII

        SERVICES TO BE FURNISHED BY THE LANDLORD

        8.1  LANDLORD SERVICES.

             The Landlord shall maintain in good condition and repair the common areas, including but not limited to, the access roadways and drives and the parking areas, drainage areas, and landscaping on the Lot. Such maintenance shall include without limitation the removal of snow and ice from all paved areas and walkways of the Property.

             The Landlord shall furnish water at City temperature for ordinary cleaning, toilet, lavatory and drinking purposes. If the Tenant uses or consumes water for any other purpose, it shall reimburse the Landlord therefor, and for any related sewer charge, as reasonably estimated by the Landlord or, at the Tenant's election, metered. In the latter event, the Tenant shall pay the cost of the meter and its installation and maintenance. Such reimbursement shall be made as and when bills are rendered.

        8.2  CAUSES BEYOND CONTROL OF THE LANDLORD.

             The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its control, including, without limitation, labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish services required under this Lease, or because of war or other emergency,
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        or for any cause due to any act, neglect or default of the Tenant or the Tenant's servants, contractors, agents, employees, licensees or any person claiming by, through or under the Tenant, and in no event shall the Landlord ever be liable to the Tenant for any indirect or consequential damages under the provisions of this Section 8.2 or any other provision of this Lease.

                                   ARTICLE IX

                   REAL ESTATE AND OTHER TAXES; OTHER EXPENSES

        9.1  LANDLORD TO PAY REAL ESTATE TAXES.

             The Landlord shall be responsible for the payment, before the same becomes delinquent, of all general and special taxes, including assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed (herein collectively called the "Taxes") upon the Building and the Lot. However, if authorities having jurisdiction assess real estate taxes, assessments or other charges which the Landlord considers excessive, the Landlord may defer compliance therewith to the same extent permitted by the laws of the jurisdiction in which the same are located, so long as the validity or amount thereof is contested by the Landlord in good faith, and so long as the Tenant's occupancy of the Premises is not disturbed.

        9.2  TENANT'S SHARE OF REAL ESTATE TAXES.

             With reference to the Taxes described in Section 9.1, it is agreed as follows:

              a) The Tenant shall pay to the Landlord the Tenant's Proportionate Share of Taxes assessed against the Building and the Lot during any tax year during the term of this Lease. The Tenant shall pay to the Landlord pro rated monthly installments on account of projected Taxes for the Lease Year, calculated by the Landlord on the basis of the most recent Tax data or budget available, with an adjustment made to account for actual Taxes for such Lease Year. Within thirty (30) days after the end of each full or partial tax year falling within the Lease Term, the Landlord shall deliver to the Tenant (i) a copy of the paid and receipted tax bill(s) relating to such tax year and (ii) the Landlord's computation of the Tenant's Proportionate Share of the Taxes covered by such bill(s). If the Tax payments previously made by the Tenant with respect to such tax year either exceed or are less than the Tenant's Proportionate Share of Taxes evidenced by such bill(s) the difference shall be paid by or reimbursed to the Tenant as appropriate, within thirty (30) days after the Tenant's receipt of such bill(s). The Tenant shall not, in any event, be liable for any interest or penalty charge payable by the Landlord with respect to any tax bill unless such charge is the result of the Tenant's failure to make its Tax payments to
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        the Landlord hereunder in a timely manner in accordance with the provisions of this Section 9.2.

              b) An equitable adjustment shall be made in such figures with respect to the first and last years of the term hereof in the event that they shall not coincide with the tax year; and an equitable adjustment shall be made in the event of any change in the method or system of taxation from that which is now applicable, including the dates and period for which such taxes are levied, or otherwise. Where the applicable tax bill is not available prior to the end of the term hereof, then the aforesaid adjustment shall be made, tentatively, on the basis of the last year's taxes, and the amount due shall be treated as an addition to the rent for the last month of the term of the Lease; and final adjustment shall be made between the Landlord and the Tenant within thirty (30) days after the Landlord shall have received the tax bill for such period.

             c) If some method or type of taxation or assessment shall replace in whole or in part, the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that the Tenant shall pay the Tenant's equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that the Tenant's cost on account thereof shall be, to the maximum extent practicable, the same as the Tenant would bear under the foregoing paragraphs.

             d) If a tax (other than a net income tax) is assessed on account of the rents or other charges payable by the Tenant to the Landlord under this Lease, the Tenant agrees to pay the same within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by the Tenant. The Tenant's obligation to make payment of the same shall be applicable irrespective of the party to which the tax is assessed.

             e) There shall be excluded from the Taxes and other charges payable by the Tenant under this Section 9.2 all income, excess profit, excise, franchise, gift, estate, succession, inheritance, transfer, mortgage lien and documentary stamp taxes.

             f) Notwithstanding anything to the contrary contained herein, in the event that the Tenant is obligated to pay any portion of any betterment or special assessment, the Tenant's payments shall be calculated over the longest period permitted by the assessing authority, such that the Tenant shall pay a total amount equal to the Tenant's Proportionate Share of such assessment multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term and the denominator of which is the greater of (i) the number of years in the Lease Term or (ii) the number of years for amortization permitted by the assessing authority.
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             g)   If the Landlord shall obtain any abatement, refund or
        rebate in Taxes, the Landlord shall promptly forward to the Tenant an amount equal to the Tenant's Proportionate Share thereof (less the Tenant's Proportionate Share of the cost of obtaining the same). In addition, if after written request from the Tenant to the Landlord, the Landlord elects not to pursue an abatement, the Tenant shall have the right to seek, at the Tenant's expense and in the Landlord's name and behalf, an abatement, refund or rebate with respect to the Taxes, and the Landlord agrees that the Tenant's Proportionate Share of any such abatement, refund or rebate shall belong to the Tenant, with the balance thereof, less the Tenant's cost of obtaining the same, to be remitted to the Landlord. The Landlord's failure to either elect to pursue an abatement or to refuse to do so within ten
        (10) days after the Tenant's written request therefor shall be deemed a consent by the Landlord for the Tenant to pursue such an abatement.

                                    ARTICLE X

                                 OPERATING COSTS

        10.1  TENANT'S SHARE OF OPERATING COSTS.

             a) The Tenant shall pay, as additional rent, the Tenant's Proportionate Share of Operating Costs for any Lease Year. The Tenant shall pay to the Landlord pro rata monthly installments on account of projected Operating Costs for the Lease Year, calculated by the Landlord on the basis of the most recent Operating Costs data or budget available, with an adjustment made to account for actual Operating Costs for such Lease Year.
        Within one hundred twenty (120) days after the end of each Lease Year, the Landlord shall provide to the Tenant a detailed statement of the Operating Costs for such Lease Year in form and with accompanying back-up documentation reasonably satisfactory to the Tenant. If the payments previously made by the Tenant with respect to such Lease Year either exceed or are less than the Tenant's Proportionate Share of the actual Operating Costs as evidenced by such statement, the difference shall be paid by or reimbursed to the Tenant, as appropriate, within thirty (30) days after the Tenant's receipt of said statement.

             b) For the purposes of this Article "Lease Year" shall mean any calendar year from January 1 to December 31, except that the first Lease Year during the term of this Lease shall commence on the Commencement Date and end on the next following December 31 and the last Lease Year during the term of this Lease shall end on the date this Lease terminates (each of such first and last Lease Years are referred to as a "Partial Lease Year"); and "Operating Costs" shall consist of the commercially reasonable cost of the following:

        (1) All reasonable expense incurred by the Landlord or its agents which shall be directly related to employment of any day
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        and night supervisors, janitors, handymen, carpenters,
        landscapers, engineers, firemen, mechanics, electricians, plumbers, guards, cleaners, and other personnel (including amounts incurred for wages, salaries and other compensation for services provided by any of such persons, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on the Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the operation, management, repair, maintenance, cleaning and protection (collectively, "the Operation") of the Building, the Building heating, ventilating, air conditioning, electrical, plumbing, fire protection and other systems and the Lot (collectively, "the Property"), and personnel engaged in supervision of any of the persons mentioned above;

        (2) The cost of services, materials and supplies furnished or used in the Operation and repair or alteration of the Property;

        (3) The cost of replacements for tools and equipment used in the Operation of the Property;

        (4) The amounts paid to managing agents and for legal, accounting and other professional fees relating to the Operation of the Property, but excluding brokerage fees and such other fees paid in connection with negotiations for or enforcement of leases;

        (5)  Insurance premiums;

        (6) Costs for electricity, steam and other utilities required in the Operation of the Property;

        (7)  Water and sewer use charges;

        (8) The costs of snow-plowing and removal, landscaping and parking lot maintenance;

        (9) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

         (10) Capital Improvements required as a result of a change in law after the date of this Lease (except the ADA, as in effect as of the date of this Lease), which shall be amortized over their useful life in accordance with GAAP and reimbursed to the extent of such useful life over the remaining term hereof; and

        (11) All other reasonable and customary expenses incurred in connection with the operation and maintenance of the Property.
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        Operating Costs shall be computed on an accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The following shall be excluded from Operating Costs:

        (1) Salaries of officers, executives and employees of the Landlord not connected with the Operation of the Property;

        (2)  Depreciation;

        (3)  Expenses relating to tenants' alterations;

        (4)  Interest on indebtedness;

        (5) Expenses for which the Landlord, by the terms of this Lease or any other lease, makes a separate charge;

        (6)  Leasing fees or commissions;

        (7) Original costs of acquisition of land or construction, overhead and profit, interest or penalties resulting from late payments by the Landlord which are not occasioned by the Tenant's late payment hereunder, and any other costs benefiting specific tenants or other occupants of the Building and not all tenants and all occupants generally; and

        (8) Any Operating Costs which constitute a Capital Improvement (except as expressly provided in Section 10.1(b)(10) of this Lease).

             All Operating Costs shall be reduced by the amount (net of collection costs) of any insurance reimbursement, discount or allowance received by the Landlord in connection with such costs. The Landlord shall identify the receipt of any such reimbursement, discount or allowance in the annual statement of Operating Costs to be delivered to the Tenant in accordance with the foregoing provisions of this Article X.

              The Tenant shall have the right from time to time, by its accountants or representatives upon reasonable notice to the Landlord, to inspect and examine all of the Landlord's records (including without limitation supporting data) relating to the calculation of Operating Costs payable by the Tenant hereunder, as well as to request and receive reasonable invoice support with respect to the same. The Landlord shall retain such records for at least two (2) years. In the event that any such inspection discloses that the Tenant has paid an amount in excess of the Tenant's Proportionate Share, the Landlord shall refund such excess to the Tenant within thirty (30) days. In addition, in the event that any such inspection discloses that the Landlord has charged the Tenant in excess of five (5%) percent more than the amount properly chargeable to the Tenant, the Landlord shall
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        reimburse to the Tenant the reasonable costs of such inspection within thirty (30) days.

                                   ARTICLE XI

                                    INDEMNITY

        11.1  TENANT'S INDEMNITY.

             To the maximum extent permitted by law, the Tenant shall indemnify and save harmless the Landlord, the directors, officers, agents and employees of the Landlord and those in privity of estate with the Landlord, from and against all claims, expenses or liability of whatever nature to the extent (a) arising from any negligence or willful misconduct of the Tenant, or the Tenant's contractors, licensees, agents, servants or employees, or the failure of the Tenant or such persons to comply with any rule, order, regulation or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related to the Premises or the Building, or the Tenant's use thereof; or (b) arising from any accident, injury or damage, however caused, to any person or property on or about the Premises; or (c) arising out of default or breach by the Tenant under any of the terms or covenants of this Lease or in connection with any equipment or installations to be maintained or repaired by the Tenant; or (d) arising from any accident, injury or damage to any person or property occurring outside the Premises but within the Building, or on the Lot to the extent such accident, injury or damage results, or is claimed to have resulted from, any negligence or willful misconduct on the part of the Tenant, or the Tenant's contractors, licensees, agents, servants, employees or customers of anyone claiming by or through the Tenant; provided, however, that in no event shall the Tenant be obligated under this Section 11.1 to indemnify the Landlord, the directors, officers, agents and employees of the Landlord, or those in privity of estate with the Landlord, for any claim, expense or liability to the extent the same arises from or in connection with the negligence or willful misconduct of the Landlord, its agents, employees, representatives or contractors.

             This indemnity and hold harmless agreement shall include indemnity against all expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel reasonably acceptable to the Landlord or counsel selected by an insurance company which has accepted liability for any such claim.

        11.2  TENANT'S RISK.

             Except to the extent expressly otherwise provided herein, the Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as the Tenant is herein given the right to use at the Tenant's sole risk; and to
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        the fullest extent permitted by law the Landlord shall have no responsibility or liability for any loss of or damage to furnishings, fixtures, equipment or other personal property of the Tenant or of any persons claiming by, through or under the Tenant, except to the extent such loss or damage is caused by the negligence or willful misconduct of the Landlord, its agents, employees, representatives or contractors.

        11.3  INJURY CAUSED BY THIRD PARTIES.

             The Tenant agrees that the Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant for any loss or damage resulting to the Tenant or those claiming by, through or under the Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or in any part of the Building, or for any loss or damage from the breaking, bursting, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters, except to the extent such loss or damage is caused by the negligence or willful misconduct of the Landlord, its agents, employees, representatives or contractors.

                                   ARTICLE XII

                          LANDLORD'S ACCESS TO PREMISES

        12.1  LANDLORD'S RIGHT OF ACCESS.

             The Landlord shall have the right to enter the Premises at all reasonable hours, and upon no less than twenty-four (24) hours' prior telephonic notice (except in the event of emergency), for the purpose of inspecting or of making repairs, alterations or additions to the Premises or the Building, and the Landlord shall also have the right to make access available at all reasonable hours, and upon no less than twenty-four (24) hours' prior telephonic notice, to prospective or existing mortgagees or purchasers of any part of the Building. To assure access by the Landlord to the Premises, the Tenant shall provide the Landlord with duplicate copies of all keys used by the Tenant in providing access to the Premises.

             For a period commencing nine (9) months prior to the expiration of the term of this Lease if the Tenant has not exercised its rights under Section 17.21 below, and twelve (12) months prior to the expiration of the term of this Lease if the Tenant has exercised such rights, the Landlord may have reasonable access to the Premises at all reasonable hours, upon reasonable prior notice, for the purpose of exhibiting the same to prospective tenants.

             Except in the event of emergency, the Landlord, or any person acting under the Landlord, shall be accompanied while
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        entering the Premises by a representative, agent or employee of the Tenant, which representative, agent or employee shall be made available promptly upon request. If no such representative is provided, the Landlord may proceed without them.

        12.2  ACCESS DURING THE LAST MONTH OF TERM.

             If during the last month of the Lease Term, the Tenant shall have removed all of the Tenant's property therefrom, the Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to the Tenant for any compensation, and such acts shall have no effect upon otherwise applicable terms of this Lease. Nothing in this Section 12.2 shall be deemed to obligate the Tenant to remove its property from the Premises prior to the expiration or earlier termination of the Lease Term, as the same may be extended.

                                  ARTICLE XIII

                                    CASUALTY

        13.1  DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

             The term "substantial damage" and "substantial casualty", as used herein, shall refer to damage which is of such a character that in the Landlord's reasonable opinion the same cannot, in ordinary course, be expected to be repaired within 120 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage".

        13.2  PARTIAL DAMAGE

             If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, the Landlord shall promptly proceed to restore the Building to as nearly equivalent as practicable to its condition immediately prior to the occurrence of such damage.

             If during the Lease Term there shall be a partial damage to the Premises by fire or other casualty, the Landlord shall promptly proceed to restore the Premises to as nearly equivalent as practicable to its condition immediately prior to the occurrence of such damage.

        13.3  SUBSTANTIAL DAMAGE.

             If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, or there shall be substantial damage to the Premises, the Landlord shall notify the Tenant within forty-five (45) days after the occurrence thereof as to
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        whether the Landlord will undertake restoration and complete the same in accordance with Section 13.5 below. If Landlord so notifies the Tenant that the Landlord elects to so restore the Premises, the Landlord shall promptly restore the Building or the Premises, as applicable, as nearly equivalent as possible to its condition immediately prior to the occurrence of such damage. If the Landlord gives notice to the Tenant within forty-five (45) days after the occurrence of such damage of the Landlord's election to terminate this Lease, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with the Tenant's use of the Premises. The Tenant shall have the right to terminate this Lease in the event of a substantial casualty after which Landlord has failed to give notice of its election to restore within forty-five (45) days after the occurrence thereof, which notice to terminate shall be effective fifteen (15) days after the date when given (unless the Landlord negates such notice by confirming its election to undertake restoration as provided herein within such fifteen-day period). The Tenant shall also have the right to terminate this Lease after a substantial casualty if, as a result of any cause beyond the Landlord's control, including a change in law, the Landlord is unable to restore the Premises to substantially its condition prior to the casualty, which right shall be exercised by the Tenant within fifteen (15) days after the Landlord has given written notice to the Tenant that the Landlord is unable to undertake and complete restoration of the Premises to substantially its condition prior to the casualty due to such causes.

        13.4  ABATEMENT OF RENT.

             If during the Lease Term the Building or the Premises shall be damaged by fire or casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Rent and other charges payable by the Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with the Tenant's use of the Premises.

        13.5 MISCELLANEOUS.

             In no event shall the Landlord have any obligation to make any repairs or perform any restoration work under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including without limitation, the requirements of any applicable laws, codes, ordinances, rules or regulations, or in the event of damage to or destruction of any portion of the Building which is not fully covered by the insurance proceeds received by the Landlord, or in the event that
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        any portion of the insurance proceeds must be paid over to or are retained by the holder of any mortgage or deed of trust on the Building or Lot, and in such events the Landlord may terminate this Lease by written notice to the Tenant, given within thirty
        (30) days after the date of notice to the Landlord that said damage or destruction is not so covered, or that the proceeds are not available for repair of the damage or destruction. If the Landlord shall fail (whether in the case of partial damage or substantial damage) either to complete the restoration and repair of the Premises or Building, as the case may be, or to restore the same as nearly equivalent as practicable to their condition immediately prior to the damage or destruction, within one hundred eighty (180) days from the date of occurrence of the damage or destruction (subject to force majeure, but in any event no later than two hundred ten (210) days thereafter), then, in either such event, the Tenant may terminate this Lease by thirty
        (30) days' prior written notice to the Landlord given no later than thirty (30) days after the expiration of the aforesaid one hundred eighty (180) day period (as so extended).

                                   ARTICLE XIV

                                 EMINENT DOMAIN

        14.1  RIGHTS OF TERMINATION FOR TAKING.

             If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for the Tenant's purposes, shall be taken by condemnation or right of eminent domain (including a temporary taking in excess of 180 days), or if there is a taking of more than fifteen percent (15%) of the Tenant's Parking Spaces (unless such loss of parking shall be compensated for by the provision of replacement parking reasonably acceptable to the Tenant on the Property or on land contiguous to the Property), or if as a result of any cause beyond the Landlord's reasonable control, including a change in law, the Landlord is unable to restore the Premises to substantially its condition prior to the taking, the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the Tenant has been deprived of possession.

             Further, if so much of the Building (which may include the
        Premises) or the Lot shall be so taken or condemned or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in the Landlord's reasonable opinion, be uneconomical, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire so to do not later than thirty (30) days after the effective date of such taking.
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            Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord shall promptly after the determination of the Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to the Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of the Tenant permitted hereunder. Should the net amount so awarded to the Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of the Landlord, the Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with reasonable diligence, or may terminate this Lease by giving notice to the Tenant not later than a reasonable time after the Landlord has determined the estimated cost of such restoration. Notwithstanding anything to the contrary contained herein, if the Landlord shall fail to restore the remainder of the Premises as nearly equivalent as practicable to their condition immediately prior to the taking within one hundred eighty (180) days from the date that possession of the portion of the Premises so taken is delivered to the condemning authority (subject to force majeure, but in any event no later than two hundred ten (210) days thereafter), then, in such event, the Tenant may terminate this Lease by thirty (30) days prior written notice to the Landlord given no later than thirty (30) days after the expiration of the aforesaid one hundred eighty (180)-day period (as so extended).

        14.2  PAYMENT OF AWARD.

             The Landlord shall have and hereby reserves and excepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as the Landlord may from time to time reasonably request. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of the Tenant's usual trade fixtures installed in the Premises by the Tenant at the Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by the Landlord from the taking authority.

        14.3  ABATEMENT OF RENT.

             In the event of any such taking of the Premises, the Rent and other charges, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.
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        14.4 MISCELLANEOUS.

             In no event shall the Landlord have any obligation to make any repairs under this Article XIV if prevented from doing so by reason of any cause beyond its reasonable control, including requirements of any applicable laws, codes, ordinances, permit conditions, rules or regulations.

                                    ARTICLE XV

                                    INSURANCE

        15.1.  PUBLIC LIABILITY AND PROPERTY INSURANCE.

             The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as the Tenant is in occupancy of any part of the Premises, a policy of comprehensive public liability insurance, written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease, insuring against all claims for injury to or death of persons or damage to property on or about the Premises or arising out of the use of the Premises and under which the Landlord, and such other persons as are in privity of estate with the Landlord (as may be set forth in a notice given from time to time by the Landlord) are named as additional insureds, as their respective interests appear, to the extent of the Tenant's obligations under Section
        11.1 above. The minimum limits of liability of such insurance shall be: Bodily injury - $1,000,000 per occurrence and in the aggregate over the term of the policy, and Property Damage - $1,000,000 per occurrence. The Landlord shall have the right from time to time to reasonably increase such minimum limits upon notice to the Tenant, provided that any such increase shall provide for coverage in amounts similar to like coverage being carried on like property in the greater Boston area.

             The Tenant shall also maintain in full force and effect from the date upon which the Tenant first enters the Premises for any reason, throughout the Lease Term and thereafter so long as the Tenant is in occupancy of any part of the Premises, property insurance covering the Tenant's furnishings, fixtures, equipment or other personal property of the Tenant written on an "All Risk"
         basis for full replacement cost, and such other insurance as the Landlord may, from time to time, reasonably require. Without limiting the provisions of Section 11.2, if the Tenant fails to take out or maintain any policy of insurance required by this
        Article XV to be taken out and maintained, such failure shall be complete defense to any claim asserted by the Tenant against the Landlord by reason of any loss sustained by the Tenant that would have been covered by such policy.
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             Each such policy shall be non-cancellable and non-amendable with respect to the Landlord and such designees of the Landlord without twenty (20) days' prior notice to the Landlord, and a duplicate original or certificate thereof, together with a copy of the insurance policies referenced therein, shall be delivered to the Landlord prior to the Tenant's entry onto this Premises and thereafter no later than thirty (30) days prior to the expiration thereof.

         15.2 NON-SUBROGATION.

             Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premium may result therefrom), the Landlord and the Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective. If the release of either party provided above shall contravene any law with respect to exculpatory agreements, the liability of the party for whose benefit such release was intended shall remain but shall be secondary to that of the other party's insurer.

        15.3  EXTRA HAZARDOUS USE.

             The Tenant covenants and agrees that the Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which would invalidate or be in conflict with insurance coverage maintained by or for the Landlord with respect to the Building or which would increase the rate of insurance on the Premises or on the Building above the standard rate applicable to the Premises or the Building for the use to which the Tenant has agreed to devote the Premises; and the Tenant further agrees that, in the event that the Tenant shall do any of the foregoing, the Tenant will, at the Landlord's election, cease such activity or promptly pay to the Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

             The Tenant shall not cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or
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        transported to or from, the Premises (collectively, "Hazardous
        Materials Activities") without first receiving the Landlord's written consent, which may be withheld for any reason and revoked at any time. If the Landlord consents to any such Hazardous Materials Activities, the Tenant shall conduct them in strict compliance (at the Tenant's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. The Landlord shall not be liable to the Tenant for any loss, cost, expense, claims, damage or liability arising out of any Hazardous Materials Activities by the Tenant, the Tenant's employees, agents, contractors, licensees, customers or invitees, whether or not consented to by the Landlord. The Tenant shall indemnify, defend with experienced and competent counsel, and hold the Landlord harmless from and against any and all loss, costs, expenses, claims, damages or liabilities arising out of all Hazardous Materials Activities on the Premises, whether or not consented to by the Landlord, which obligation shall survive the termination of this Lease. The Tenant's indemnification set forth in the preceding sentence shall specifically exclude acts or omissions of other tenants of the Building and of the Landlord, any pre-existing condition in the Premises, or migration onto the Property or the Premises caused by others (so long as the same was not caused by the Tenant). The Landlord agrees that the Tenant shall have the right to store and use at the Premises in strict compliance with law materials of such types and in such quantities as are set forth on Exhibit F attached hereto and incorporated herein by this reference. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Hazardous Materials Transportation Act, as amended; and the Federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publication promulgated pursuant to any of said laws (collectively, "Regulations"). If the Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Premises, the Tenant shall provide the Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. The Tenant shall also provide the Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If the Tenant's activities violate any Regulations or cause a spill, discharge, release or exposure to any persons or property in violation of applicable law, the Tenant shall cease such activities immediately upon notice from the Landlord. The Tenant
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        shall immediately notify the Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials or of any condition constituting an "imminent hazard" under any Regulations. The Landlord, the Landlord's representatives and employees may enter the Premises at any time during the Term upon no less than twenty-four (24) hours' prior telephonic notice, accompanied by a representative of the Tenant if one is available (except in event of emergency) to inspect the Tenant's compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction.
        Nothing herein contained shall prohibit the Tenant from using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all Regulations and shall be subject to all of the other provisions of this Section 15.3. The Landlord shall defend with experienced and competent counsel, indemnify and hold the Tenant harmless from and against all loss, damages, claims, liabilities, costs or expenses, including reasonable attorney's fees, arising from any pre-existing environmental condition located on the Property, or arising from migration onto the Property from the property of others (so long as the same was not caused by the Tenant), which obligation shall survive termination of this Lease. The Tenant shall not be responsible for any pre-existing condition in the Premises, or migration onto the Property or the Premises caused by others (so long as the same was not caused by the Tenant).

             The Tenant shall undertake no environmental testing of the Property without the Landlord's consent, which consent may be withheld in the Landlord's sole discretion. Notwithstanding the foregoing, the Landlord shall not unreasonably withhold its consent to a request by the Tenant to conduct such testing if required by law or by a governmental agency, or if required in connection with a permit for the Permitted Uses, or if the Tenant reasonably believes that a release for which the Tenant is responsible hereunder has occurred. If the Tenant requests such testing, the Landlord may elect to conduct such testing at the Tenant's expense but at the Landlord's direction, provided that the scope and expense of the work shall be on commercially reasonable terms. The provisions of this Article XV shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE XVI
                                     DEFAULT

        16.1  TENANT'S DEFAULT.

             The occurrence of any of the following shall constitute an "Event of Default" on the part of the Tenant:

             a) The Tenant shall fail to pay the Rent or other charges on or before the date on which the same becomes due and payable
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        and the same continues for five (5) days after written notice of such failure by the Landlord to the Tenant, or

             b) any default under this Lease which materially, adversely and immediately jeopardizes the Landlord's interest in the Leased Premises, such as the Tenant's failure to maintain the insurance required hereunder, or

             c) the Tenant shall fail to perform or observe any other non-monetary term or condition contained in this Lease within thirty (30) days after notice from the Landlord thereof, unless such default is of such a nature that it cannot be cured within such thirty (30) day period, in which case no event of default shall occur unless the Tenant shall not commence to cure such failure promptly within such thirty (30) day period and thereafter continuously and diligently complete the curing of the same, or

             d) the Tenant shall vacate or abandon the Leased Premises, or

             e) if the Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article VI,

             f) except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if the Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of the Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of the Tenant under any provisions of law now or hereafter enacted, and such proceeding is not dismissed within forty-five (45) days after it is begun, or if the Tenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

         16.2  REMEDIES UPON DEFAULT.

             (a) If an Event of Default occurs, the Landlord shall have the right, with or without notice or demand, immediately to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom the Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that the Landlord may have under this Lease, or at law or equity by reason of the Tenant's default or of such termination.
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             (b)  Even though the Tenant has breached this Lease, this
        Lease shall continue in effect for so long as the Landlord does not terminate the Tenant's right to possession under Section 16.2(a) hereof, and the Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of the Landlord to protect the Landlord's interest under this Lease shall not constitute an election to terminate the Tenant's right to possession.

        16.3.  DAMAGES UPON TERMINATION.

             Should the Landlord terminate this Lease pursuant to the provisions of Section 16.2(a) hereof, the Landlord shall have all the rights and remedies of a landlord in law or in equity. Upon such termination, in addition to any other rights and remedies to which the Landlord may be entitled under applicable law, the Landlord shall be entitled to recover from the Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the rental value of the Premises for the balance of the Term; and (iv) any other amount necessary to compensate the Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which, in the ordinary course, would be likely to result therefrom. The Tenant further covenants, as an additional cumulative obligation after any such termination, to punctually pay to the Landlord all sums and perform all obligations which the Tenant covenants in this Lease to pay and to perform, as if this Lease had not been terminated. In calculating the amounts to be paid by the Tenant pursuant to this Section 16.3, the Tenant shall be credited with any amount paid to the Landlord pursuant to this Section 16.3 and also (in respect of the amounts referred to in (i) and (ii)) the net proceeds of rent obtained by the Landlord by reletting the Premises through the time of award, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable fees for legal services and expenses of preparing the Premises for reletting, it being agreed by the Tenant that the Landlord may (x) relet the Premises or any part thereof for a term or terms which may at the Landlord's option be equal or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as the Landlord in its sole judgment considers advisable or necessary to relet the same and (y) make such alterations, repairs and decorations in the Premises as the Landlord in its sole judgment considers advisable or necessary to
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        relet the same, and no action of the Landlord in accordance with the foregoing or failure to relet or collect rent under the Landlord's reletting of the Premises shall operate or be construed to release or reduce the Tenant's liability as aforesaid. The "time of award" shall refer to such time as (I) the Tenant shall, as a settlement of the amounts due pursuant to this Section 16.3, pay to the Landlord such sums pursuant to a written agreement in form and substance satisfactory to the Landlord, or (II) the date on which a judgment shall be entered in a court of competent jurisdiction to the effect that the Tenant shall pay the Landlord the amounts due and owing pursuant to this Section 16.3. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall mean such amounts together with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (iii) shall mean such amounts as computed by referenced to competent appraisal evidence or the formula prescribed by applicable law.

        16.4.  COMPUTATION OF RENT FOR PURPOSES OF DEFAULT.

             For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 16.3, unpaid Rent shall consist of the sum of:

             (1)  the total Base Rent for the balance of the Term, plus

             (2) a computation of the Operating Expenses and Taxes for the balance of the Term, the assumed Operating Expenses and Taxes for the calendar year of the default and each future calendar year in the Term to be equal to the Operating Expenses and Taxes for the calendar year prior to the year in which the default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, All Items, 1967 equals 100) for the Metropolitan Area or Region of which Boston, Massachusetts is a part. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States, plus

             (3)  the amounts, if any, designated in Section 4.1.

        16.5.  RIGHTS OF LANDLORD IN BANKRUPTCY.

             Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy or insolvency, by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or
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        not the amount be greater, equal to, or less than the amount of the loss or damages referred to in this Article XVI.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

        17.1 WAIVER.

             Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how frequently the same may occur or how long the same may continue, shall never be a waiver by either party of their respective rights hereunder. Further, no waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of the Landlord to or of any action by the Tenant requiring such consent or approval shall not be construed to waive or render unnecessary the Landlord's consent or approval to or of any subsequent similar act by the Tenant. No option or right granted to the Tenant to renew this Lease or to extend the Lease Term shall be considered to give the Tenant any further option or right to renew or extend.

         17.2  COVENANT OF QUIET ENJOYMENT.

             Subject to the terms and provisions of this Lease and so long as the Tenant is not in default under this Lease beyond the expiration of all applicable notice and cure periods, the Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, as the same may be extended, without hindrance or ejection by the Landlord or by any persons lawfully claiming under the Landlord.

        17.3  NO PERSONAL LIABILITY OF LANDLORD.

             The Tenant agrees to look solely to the Landlord's then equity interest in the Property at the time owned, or in which the Landlord holds an interest as ground lessee, for recovery of any judgment from the Landlord; it being specifically agreed that neither the Landlord (whether the Landlord be an individual, partnership, firm, corporation, trustee or other fiduciary) nor any of the partners comprising the Landlord, nor any beneficiary of any trust of which any person holding the Landlord's interest is trustee nor any successor in interest to any of the foregoing shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to the Tenant. The covenants of the Landlord contained in this Lease shall be binding upon the Landlord and the Landlord's successors only with respect to breaches occurring during the Landlord's and the Landlord's successors' respective periods of ownership of the Landlord's interest hereunder.
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        17.4 NOTICE TO MORTGAGEE AND GROUND LESSOR; OPPORTUNITY TO  CURE.

             After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with the Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from the Tenant to the Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of the Landlord's defaults by such holder or ground lessor shall be treated as performance by the Landlord. Accordingly, no act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to such holder or ground lessor, if any, specifying the act or failure to act on the part of the Landlord which could or would give basis to the Tenant's rights; and (ii) such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this paragraph shall be deemed to impose any obligation on any such holder or ground lessor to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Lot and Building if any such holder or ground lessor elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

        17.5 NO BROKERAGE.

             The Landlord and the Tenant represent and warrant to each other that they have dealt only with James Elcock of Meredith & Grew ("the Landlord's Broker"), and David Pergola of Meredith & Grew ("the Tenant's Broker") in the negotiation of this Lease. Each party agrees to defend, indemnify and hold the other party harmless from and against any claim, liability, cost or expense arising from a breach of the foregoing representation. The Landlord shall make payment of the brokerage fee due to the Landlord's Broker pursuant to and in accordance with a separate agreement between the Landlord and the Landlord's Broker. The Tenant's Broker shall look only to the Landlord's Broker for any commission or fee claimed by the Tenant's Broker, and the Landlord shall have no liability therefor. The Tenant hereby agrees to indemnify and hold the Landlord and the Landlord's agent harmless of and from any and all damages, losses, costs or expenses (including without limitation, all reasonable attorneys' fees and disbursements) by reason of any claim of or liability to the Tenant's Broker and any other broker or other person claiming through the Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease, except for the
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        Landlord's Broker (unless and to the extent occasioned by the
        Landlord's failure to pay the Landlord's Broker). Additionally, the Tenant acknowledges and agrees that the Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom the Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease (other than the Landlord's Broker or other persons with whom the Landlord has dealt or with whom the Landlord may deal in the future).

        17.6  INVALIDITY OF PARTICULAR PROVISIONS.

             If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        17.7  PROVISIONS BINDING, ETC.

             Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of the Landlord and the Tenant and, if the Tenant shall be an individual, upon and to his heirs, executors, administrators, legal representatives, successors and assigns. Each term and each provision of this Lease to be performed by either party shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of the Tenant is not intended to constitute a consent to assignment by the Tenant, but has reference only to those instances in which the Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof or with respect to which the Landlord's consent is not required under Article VI above. If the Tenant be several persons, natural or corporate, the liability of such persons for compliance with the obligations of the Tenant under this Lease shall be joint and several. In all instances where the Tenant is required under this Lease to pay any sum or do any act at or by a particular time. It is agreed that time is of the essence of the Lease.

        17.8  RECORDING.

             The Tenant agrees not to record this Lease. Each party hereto agrees, on request by the other, to execute a Notice or Short Form of this Lease in recordable form reasonably acceptable to both parties at the Tenant's expense.

        17.9  NOTICES.
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             Whenever, by the terms of this Lease, notice shall or may be given either to the Landlord or to the Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express Mail):

        If intended for the Landlord, addressed to the Landlord at the address set forth on the first page of this Lease, or to such other address or addresses as may from time to time hereafter be designated by the Landlord by like notice.

        with a copy to:     Meredith & Grew Incorporated
                            160 Federal Street
                            Boston, Massachusetts 02110-1701

        If intended for the Tenant, addressed to the Tenant at the Premises, or to such other address or addresses as may from time to time hereafter be designated by the Tenant by like notice.

        with a copy to :    Thermo Electron Corporation
                            81 Wyman Street
                            Waltham, Massachusetts 02254-9046
                            Attn: Seth Hoogasian, Esq.

             All such notices shall be deemed duly given and received upon delivery in hand or, (a) if mailed by U.S. Mail, on the earlier of the third business day following the mailing thereof, or the day of its receipt, or, (b) if sent by a recognized overnight courier, on the day following deposit with the courier service.

        17.10  WHEN LEASE BECOMES BINDING.

             Employees or agents of the Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both the Landlord and the Tenant. All negotiations, consideration, representations and understandings between the Landlord and the Tenant are incorporated herein and may be modified or altered only by written agreement between the Landlord and the Tenant, and no act or omission of any employee or agent of the Landlord or the Tenant shall alter, change or modify any of the provisions hereof.

        17.11 PARAGRAPH HEADINGS.

             The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the
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        interpretation, construction or meaning of the provisions of this
        Lease.

        17.12  RIGHTS OF MORTGAGEE.

             If any holder of a mortgage or holder of a ground lease of property which includes the Premises, originally given to a lender, and executed and recorded subsequent to the date of this Lease, shall so elect, the interest of the Tenant hereunder shall be subordinate to the rights of such holder, provided that the Landlord shall obtain from such holder an agreement with the Tenant in recordable form, binding upon the successors and assigns of the parties thereto, by the terms of which such holder agrees not to disturb the possession and other rights of the Tenant under or pursuant to this Lease during the Lease Term, as the same may be extended, so long as the Tenant is not in default hereunder beyond the expiration of all applicable notice and cure periods, and in the event of acquisition of title, or coming into possession, by said holder through foreclosure proceedings or otherwise, to accept the Tenant as tenant of the Premises under the terms and conditions hereof, and to assume and perform all of the Landlord's obligations hereunder which arise from and after possession of the Property (it being expressly understood that such holder shall have no liability as to any obligations of Landlord arising prior to such possession). If any holder of a mortgage or holder of a ground lease of property which includes the Premises, originally given to a lender, and executed and recorded prior to the date of this Lease, shall so elect, this Lease, and the rights of the Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. No assignment of this Lease (except an assignment as to which the Landlord's consent is not required under this Lease) and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve the Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by the Landlord's mortgagees of record, if any. The Tenant agrees on request of the Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Section 17.12. The Landlord hereby represents to the Tenant that there are no mortgages of the Property of record as of the date of this Lease.

        17.13  STATUS REPORT; MODIFICATION.

                  Recognizing that the Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder the Tenant agrees to execute in form satisfactory to
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        the Landlord within fifteen (15) days of a written request therefor a certificate stating (i) that this Lease is then in full force and effect and has not been modified or, if modified, setting forth the specific nature of all modifications, (ii) the date to which the Rent and any additional rent or other charges has been paid, (iii) whether or not the Landlord is in default under this Lease (and if the Landlord is in default, setting forth the specific nature of all such defaults), and (iv) any other matters relating to the Lease reasonably requested by the Landlord. Without limiting the generality of the foregoing, the Tenant specifically agrees, promptly upon the commencement of the Term hereof, to acknowledge to the Landlord satisfaction of any requirements with respect to construction except for such matters as the Tenant may set forth specifically in such statement. The Tenant acknowledges that any statement delivered pursuant to this Section 17.13 may be relied upon by any purchaser or owner of the Building, or the Lot or any part thereof, or the Landlord's interest in the Building or the Lot or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgagee, or by any lessee under any ground or underlying lease.

        17.14  INTENTIONALLY OMITTED.

        17.15 SELF-HELP.

             The Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of moneys which may be necessary or appropriate by reason of the failure or neglect of the Tenant to perform any of the provisions of this Lease after the expiration of applicable notice and grace periods, and in the event of the exercise of such right by the Landlord, the Tenant agrees to pay to the Landlord forthwith upon demand the cost of performing the same, plus an administrative charge (covering overhead and profit) not to exceed 15% of such cost; and if the Tenant shall default in such payment, the Landlord shall have the same rights and remedies as the Landlord has hereunder for the failure of the Tenant to pay the Rent.

        17.16  RELIEF LIMITED

             Whenever the Tenant shall claim under any provision of this Lease, that the Landlord has unreasonably withheld or delayed its consent to some request of the Tenant, the Tenant shall have no claim for damages by reason of such alleged withholding or delay, and the Tenant's sole remedy therefor shall be declaratory or injunctive relief, but in any event without the recovery of damages.

        17.l7  HOLDING OVER.

             Any holding over by the Tenant after the expiration of the term of this Lease without the written consent of the Landlord
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        shall be treated as a tenancy at sufferance at 150% of the rent specified herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

             Any holding over by the Tenant after the expiration of the term of this Lease with the written consent of the Landlord shall be on a month-to-month basis, terminable by either party on thirty (30) days' notice and shall be at the same Rent specified herein and shall otherwise be on the terms and conditions set forth herein, so far as applicable.

         17.18 CERTIFICATE.

             If the Tenant is a corporation, each of the persons executing this instrument on behalf of the Tenant, hereby covenants and warrants that the Tenant is a duly existing and valid corporation and that the Tenant is qualified to do business in Massachusetts. Further, if the Tenant is a corporation, the Tenant shall deliver to the Landlord, at the time of execution of this Lease, a Clerk's or Secretary's Certificate in the form attached hereto as Exhibit D (or other suitable form satisfactory to counsel for the Landlord), as to the due authorization of the execution of this Lease and incumbency of the signing officer.

        17.19 LATE PAYMENT.

             (a) To the extent provided in Section 4.1(c) above, any Rent due under this Lease that is not paid to the Landlord within five
        (5) days after the date due shall bear interest at the Interest Rate from the date due until fully paid. The payment of interest shall not cure any default by the Tenant under this Lease. In addition, the Tenant acknowledges that the late payment by the Tenant to the Landlord of rent will cause the Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.
        Those costs may include, but not limited to, administrative, processing and accounting charges and late charges which may be imposed on the Landlord by the terms of any ground lease, mortgage or trust deed covering the Demised Premises. Accordingly, if any Rent due from the Tenant shall not be received by the Landlord or the Landlord's designee within five
        (5) days after receipt of notice from the Landlord, then the Tenant shall pay to the Landlord, in addition to the interest provided above, a late charge in the amount of five percent (5%) of the delinquent installment of Rent. Acceptance of a late charge by the Landlord shall not constitute a waiver of the Tenant's default with respect to the overdue amount, not shall it prevent the Landlord from exercising of its other rights and remedies.

             (b) Should the Tenant deliver to the Landlord, at any time during the Term, two (2) or more insufficient funds checks, the
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        Landlord may require that all monies then and thereafter due from the Tenant be paid to the Landlord by cashier's check.

        17.20 OPTION TO EXTEND.

             On the conditions (which conditions the Landlord may waive, at its election, by written notice to the Tenant at any time) that the Tenant is not in default of its covenants and obligations under the Lease and that only the Tenant itself (or an Affiliated Tenant) is occupying seventy-five percent (75%) or more of the Premises then demised to the Tenant, both as of the time of exercise of the Option to Extend, as hereinafter defined, and at the commencement of the Extension Period, as hereinafter defined, then the Tenant shall have the right to extend the Term hereof (the "Option to Extend") for one additional term of five
        (5) years (the "Extension Period"), to commence immediately upon the expiration of the Term.

             The Tenant may exercise its Option to Extend by giving written notice to the Landlord (the "Extension Notice") on or before the date which is nine (9) months prior to the expiration of the Term. Such Extension Period shall be upon the same terms and conditions of this Lease, except that the Base Rent payable shall be (i) 95% of the then fair market effective rent for the Premises excluding any improvements of a specialized nature installed by the Tenant, if the Tenant or an Affiliated Tenant is occupying the entirety of the Premises, and (ii) 100% of the then fair market effective rent for the Premises excluding any improvements of a specialized nature installed by the Tenant, if the Tenant or an Affiliated Tenant is not occupying the entirety of the Premises. For the purpose of this Section, fair market effective rent shall mean the Base Rent with respect to leases for comparable premises in the area. The Tenant shall, during the Extension Period, pay the Tenant's Proportionate Share of the Landlord's Operating Expenses and the Tenant's Proportionate Share of Real Estate Taxes. Said fair market effective rent for the Premises shall be agreed upon by the Landlord and the Tenant; provided, however, if the Landlord and the Tenant are unable to agree on said fair market effective rent within thirty (30) days of the date of the Extension Notice, said fair market effective rent shall be conclusively determined by three (3) appraisers. Within fifteen (15) days of the expiration of such thirty (30) day period, the Landlord and the Tenant shall each select an appraiser, who shall select a third. Should the two appraisers fail to agree on a third within fifteen (15) days of the date on which such appraisers have been appointed, or if either the Landlord or the Tenant shall fail to appoint an appraiser within the time provided, such appraiser shall be appointed by the American Institute of Appraisers. Each party shall bear the cost of the appraiser selected by such party, and the cost of the third appraiser shall be shared equally by the Landlord and the Tenant. If the three appraisers are unable to agree upon such fair market effective rent within fifteen (15) days of the appointment of the third appraiser, the fair market effective
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        rent shall be that determined by the appraiser not selected by either the Landlord or the Tenant.

         17.21 RIGHT OF FIRST OFFER.

             Provided the Tenant, together with any Affiliated Tenant, is not in default of the Lease, is in occupancy of the entire Leased Premises, and subject to existing encumbrances (including but not limited to existing tenant rights and privileges), the Tenant shall have the right of first offer to lease the remaining rentable space on the first floor of the Building ("Expansion Space"), prior to the Landlord leasing said Expansion Space to a third party. Prior to marketing said Expansion Space, the Landlord shall first offer the Expansion Space to the Tenant, in writing, at terms and conditions acceptable to the Landlord. The Tenant shall have twenty (20) days from delivery of said written notice by the Landlord within which to notify the Landlord of its intent to exercise this right of first offer. In the event the Tenant notifies the Landlord it does not intend to exercise this right of first offer or fails to notify the Landlord as hereinabove provided, the Landlord shall have the right to lease the Expansion Space to any third party on terms not materially more favorable to such party than those contained in the Offer Notice to the Tenant, and the Tenant in that event shall have no further rights under this Section 17.21 unless the Landlord fails to consummate such third party lease within six (6) months of the date of delivery of the Landlord's Offer Notice, in which event the Tenant's Right of First Offer pursuant to this Section 17.21 shall continue in full force and effect. In the event the Tenant elects to exercise this right of first offer, the Tenant agrees to execute documents reasonably requested by the Landlord to evidence the expansion. This Right of First Offer shall be ongoing during the Term and Extension Periods, if exercised, but this sentence shall not be deemed to require the Landlord to offer any space to the Tenant more than once without the Landlord having entered into an intervening lease for such space (except to the extent expressly otherwise provided herein). The foregoing Section 17.21 shall not be deemed to limit or encumber the Landlord's right to enter into a new lease, extend or renew a lease with an existing tenant for space then occupied by such a tenant.

        17.22  LANDLORD'S WARRANTIES.

             The Landlord warrants and represents that the Landlord has good and marketable record title to the Premises, free from any encumbrances which prohibit or interfere with the exercise or enjoyment by the Tenant of the Tenant's rights and privileges under this Lease and that the Landlord has full right, power and authority to lease the Premises as herein provided.

         17.23  TENANT'S RIGHT TO CONTEST.
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             So long as the Tenant shall be contesting, in good faith and by appropriate legal proceedings, the validity of any law, ordinance, order or regulation, compliance with which is the responsibility of the Tenant under this Lease, the Tenant may defer compliance with the same provided the Tenant first gives the Landlord assurance reasonably satisfactory to the Landlord against any loss, cost or expense on account thereof, including without limitation posting of a surety bond in an amount and from an issuer reasonably satisfactory to the Landlord, and further provided that the same does not subject the Landlord or its interest in the Property to liability arising therefrom.

             IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, as of the Date set forth in
        Section 1.1.

        LANDLORD:      JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



                                      By:  Meliha E. Armour
                                           Meliha E. Armour
                                      Its: Associate Investment Officer
                                           hereunto duly authorized


                                      By:  Anne Comstock
                                           Anne Comstock
                                           Its:  Investment Officer
                                           hereunto duly authorized

        TENANT:        THERMO VOLTEK CORP.

                                      By:  Michael D. Norton
                                           Michael D. Norton
                                           Its: Vice President
                                           hereunto duly authorized